Exhibit 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
MEMORY PHARMACEUTICALS CORP.
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     Each of the undersigned officers of Memory Pharmaceuticals Corp. (the “Company”) hereby certifies to his knowledge that the Company’s quarterly report on Form 10-Q for the period ended June 30, 2006 (the “Report”), as filed with the Securities and Exchange Commission on the date hereof, fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ James R. Sulat
JAMES R. SULAT
President and Chief Executive Officer
(Principal Executive Officer)
August 14, 2006

/s/ Joseph M. Donabauer
JOSEPH M. DONABAUER
Vice President & Controller
(Principal Accounting and Financial Officer)
August 14, 2006

*	A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Memory Pharmaceuticals Corp. and will be retained by Memory Pharmaceuticals Corp. and furnished to the Securities and Exchange Commission or its staff upon request. This written statement accompanies the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission, and will not be incorporated by reference into any filing of Memory Pharmaceuticals Corp. under the Securities Act of 1933 or the Securities Exchange Act of 1934, irrespective of any general incorporation language contained in such filing.

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